                                 EXHIBIT NO. 11

                  STUART ENTERTAINMENT, INC. AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (Amounts In Thousands, Except Per Share Amounts)
                                  (UNAUDITED)



                                                   Three Months Ended               Six Months Ended
                                                         June 30,                        June 30,
                                                  ---------------------           ---------------------
                                                   1995           1994             1995           1994
                                                  ------         ------           ------         ------
Shares of common stock outstanding
  at beginning of period (1)                       6,594          3,405            6,539          3,405

Weighted-average shares issued
  during the period                                   37              0               74              0

Weighted-average shares assumed
  issued under stock option plans
  and exercise of warrants during
  the period (assuming the treasury
  stock method)                                       45             81               64             87
                                                  ------         ------           ------         ------

Average common and common equivalent

  shares outstanding                               6,676          3,486            6,677          3,492
                                                  ======         ======           ======         ======

Net earnings (loss)                               $ (521)        $  466           $ (283)        $  995
                                                  ======         ======           ======         ======

Earnings (loss) per share                         $(0.08)        $ 0.13           $(0.04)        $ 0.28
                                                  ======         ======           ======         ======



(1) This represents total outstanding shares of common stock less treasury shares. See Note 2 of Notes to Consolidated Financial Statements.

See Notes to Consolidated Financial Statements in Part I.